UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 28, 2005


                             ACTIVANT SOLUTIONS INC.
               (Exact name of Registrant as specified in charter)


          DELAWARE                      333-49389                94-2160013
(State or other jurisdiction     (Commission file number)     (I.R.S. employer
     of incorporation)                                       identification no.)


          804 LAS CIMAS PARKWAY
              AUSTIN, TEXAS                                      78746
(Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (512) 328-2300


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On July 28, 2005, in connection with the election of Mr. Robert Shaw as a director of Activant Solutions Inc. (the "Company") and its parent Activant Solutions Holdings Inc. ("ASHI"), the Board of Directors of ASHI authorized the grant to Mr. Shaw of options to purchase up to 50,000 shares of common stock of ASHI at an exercise price of $3.50 per share pursuant to the terms of the Activant Solutions Holdings Inc. Second Amended and Restated 2000 Stock Option Plan for Key Employees (the "Plan"). The options granted to Mr. Shaw are "Non-Qualified Options," vest in four equal, consecutive annual installments, and expire automatically on the tenth (10th) anniversary of the "Grant Date." In addition, the unvested portion of any of the options will automatically vest upon the occurrence of a "Change of Control" (as such term is defined in the Plan).

         In connection with Mr. Shaw's election as a director, the Company has agreed to pay to Mr. Shaw an annual retainer fee of $15,000 per year, a fee of $1,500 per Board meeting attended in person, and $500 per Board meeting attended by telephone. In addition, the Boards of Directors of ASHI and the Company authorized ASHI and the Company (the "Indemnitors") to enter into an Indemnification Agreement with Mr. Shaw (the "Indemnification Agreement") on the same terms as those of ASHI's and the Company's other directors and executive officers. The Indemnification Agreement provides, among other things, that the Indemnitors indemnify and advance expenses to Mr. Shaw to the fullest extent provided in each Indemnitor's certificate of incorporation, and the duration of the Indemnification Agreement continue for so long as Mr. Shaw serves as a director or officer of ASHI and the Company or, at the request of ASHI or the Company, as a director or officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (service performed in all such capacities collectively, "Executive Service"), and thereafter survives until the latest to occur of (a) six (6) years following the latest date that Mr. Shaw ceased to perform any Executive Service, (b) the final termination of all pending proceedings in respect of which Mr. Shaw has been granted rights of indemnification or advancement of expenses or (c) the expiration of all statutes of limitation applicable to possible claims arising out of Mr. Shaw's status in performing any Executive Service.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         On July 28, 2005, Mr. Robert Shaw was elected to the Board of Directors of the Company and its parent, Activant Solutions Holdings Inc. Mr. Shaw is currently Chairman and Chief Executive Officer of ArcSight, Inc., a software company specializing in enterprise security management software, a position he has held since August 2001. Prior to joining ArcSight, Mr. Shaw served from November 1998 to March 2001 as Chief Executive Officer for USWeb Corporation, a company engaged in the business of Internet software and development. Prior to that, Mr. Shaw served as executive vice president of worldwide consulting services and vertical markets for Oracle Corporation from May 1992 to August 1998.

         In connection with his election to the Board of Directors of the Company and ASHI, the Board of Directors of ASHI authorized the grant to Mr. Shaw of stock options, agreed to pay to Mr. Shaw an annual retainer fee and per


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Board meeting fees and authorized ASHI to enter into the Indemnification
Agreement. See Item 1.01 above for a description of the terms of these options and the fees the Company has agreed to pay to Mr. Shaw for his service on the Board and a description of the Indemnification Agreement.




























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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       ACTIVANT SOLUTIONS INC.


Date: August 3, 2005                   By: /s/ Richard W. Rew, II
                                           ------------------------------------
                                           Name: Richard W. Rew, II
                                           Title: General Counsel & Secretary




























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